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                                                                   EXHIBIT 28(A)


                                     PROXY
                               VSB BANCORP, INC.

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VSB BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1994, AND AT ANY ADJOURNMENTS THEREOF.

  The undersigned hereby appoints Allen S. Greene and Martin Spiro, or any of them, with the full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of VSB Bancorp, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the Ramada Inn, 100 Chestnut Ridge Road, Montvale, New Jersey on May 12, 1994, at 10:00 a.m. and at any and all adjournments thereof.

  You are encouraged to specify your choices by marking the appropriate box BELOW. You need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, only sign on the REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

  The proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no directions are made, this proxy will be voted FOR Proposal No. 1 and FOR each of the nominees listed
                    ---                    ---
below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND FOR EACH OF THE NOMINEES LISTED BELOW.

 1. Approve Agreement and Plan of Merger, dated December 16, 1993, as amended, between VSB Bancorp, Inc. (VSB) and UJB Financial Corp. (UJB) providing for the merger of VSB into UJB.
                 [_] FOR          [_] AGAINST      [_] ABSTAIN

 2. Election of Directors: Wilbur H. Eckerson, Andrew Frank and Arthur H. Reeve.
      [_] FOR all Nominees (except as         [_] WITHHOLD for all the Nominees
          written to the contrary below)

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE BELOW)

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                                  (continued, and to be signed, on other side)


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  The undersigned further gives the proxies authority in their discretion to vote upon such other business as may properly come before the Annual Meeting.

  The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of a Proxy Statement, both dated March , 1994. Please sign exactly as name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

  Please mark, date and sign as your name appears below and return in the envelope.

                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Signature if held jointly

                                       DATED: ___________________________, 1994